UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2006

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 24, 2006, the New York Stock Exchange (the “NYSE”) notified State Street Corporation (the “Company”) in writing that the Company’s disclosure in its most recent proxy statement did not fully satisfy the NYSE’s interpretation of its Commentary to Section 303A.03 of the Listed Company Manual.  The Commentary requires the Company to disclose a method for interested parties to communicate directly with its presiding director or the non-management directors as a group.

The Company’s proxy disclosure set forth the procedure for communicating with the Lead Director and directed interested parties to a website at which current contact information is maintained.  The Company’s website provides a number of methods for contacting the Lead Director, including through a live internet link at the website, as well as details on the more traditional telephone and mail methods.  The NYSE determined that the Company’s inclusion of the contact information on the website rather than in the proxy statement is inconsistent with its interpretive position which does not permit incorporation by reference in complying with Section 303A.  While the Company believes that its proxy disclosure satisfies Section 303A.03, the Company is making this filing on Form 8-K to satisfy the concerns of the NYSE.  The Company has been advised by the NYSE that this filing does satisfy the concerns of the NYSE.

An interested party who wishes to contact the Company’s Lead Director, Mr. Robert E. Weissman, who is also the presiding director, may use any of the following methods:

Telephone:

From within the United States:
1-888-736-9833 (toll-free)
From outside the United States:
1-770-613-6306

Posted Mail:

The Network
ATTN: State Street
333 Research Court
Norcross, GA 30092
USA

Internet:

www.tnwinc.com/webreport

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ David C. Phelan
Name:	David C. Phelan
Title:	Executive Vice President and
General Counsel

Date: July 28, 2006